UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2025

Mr. Cooper Group Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-14667	91-1653725
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

8950 Cypress Waters Blvd.

Coppell, TX 75019

(Address of Principal Executive Offices, and Zip Code)

Registrant’s Telephone Number, Including Area Code: (469) 549-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	COOP	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

☐	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry Into a Material Definitive Agreement.

Merger Agreement

On March 31, 2025, Rocket Companies, Inc. (“Rocket”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among Rocket, Maverick Merger Sub, Inc., a newly formed Delaware corporation and a direct, wholly owned subsidiary of Rocket (“Maverick Merger Sub”), Maverick Merger Sub 2, LLC, a newly formed Delaware limited liability company and a direct wholly owned subsidiary of Rocket (“Forward Merger Sub”), and Mr. Cooper Group Inc., a Delaware corporation (“Mr. Cooper” or the “Company”). Pursuant to the Merger Agreement, and upon the terms and subject to the conditions therein and in accordance with the Delaware General Corporation Law (the “DGCL”), Maverick Merger Sub will merge with and into Mr. Cooper (the “Maverick Merger”), with Mr. Cooper surviving the Maverick Merger and continuing as a direct, wholly owned subsidiary of Rocket and immediately following such Maverick Merger, in accordance with the DGCL and the Delaware Limited Liability Company Act, Mr. Cooper will merge with and into Forward Merger Sub, with Forward Merger Sub surviving the forward merger (the “Forward Merger” and together with the Maverick Merger, the “Mergers”).

Subject to the terms and conditions of the Merger Agreement, at the effective time of the Maverick Merger (the “Maverick Effective Time”), each outstanding share of Mr. Cooper common stock, par value $0.01 per share (collectively, the “Mr. Cooper Shares” and the holders of such Mr. Cooper Shares, the “Mr. Cooper Stockholders”) (other than Mr. Cooper Shares owned directly or indirectly by Rocket, Mr. Cooper, Maverick Merger Sub or Forward Merger Sub immediately prior to the Maverick Effective Time), will be automatically converted into the right to receive 11.00 shares (the “Exchange Ratio”) of Rocket’s Class A common stock, par value $0.00001 per share (the “Rocket Stock”), and cash payable in lieu of fractional shares (the “Merger Consideration”), without interest and subject to any applicable withholding taxes, which represents an equity value of $9.4 billion. Prior to the Maverick Effective Time, Mr. Cooper will pay to its stockholders a special cash dividend of $2.00 per Mr. Cooper Share, with a record date and payment date determined by the Board of Directors of Mr. Cooper.

Under the terms of the Merger Agreement, the completion of the Mergers is subject to certain customary closing conditions, including, among others: (i) the adoption of the Merger Agreement by the affirmative vote of the holders of a majority of the voting power of the outstanding Mr. Cooper Shares entitled to vote thereon; (ii) the accuracy of the parties’ respective representations and warranties in the Merger Agreement, subject to specified materiality qualifications; (iii) compliance by the parties with their respective covenants in the Merger Agreement in all material respects; (iv) the expiration or termination of the applicable waiting period (and any extensions thereof) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and other specified regulatory clearances; (v) the absence of any law or order prohibiting or enjoining the consummation of the Mergers or that would have certain other effects; (vi) the effectiveness of a registration statement of Rocket relating to the registration under the Securities Act of 1933, as amended, of the issuance of Rocket Stock in connection with the Mergers; (vii) the shares of Rocket Stock to be issued in the Mergers shall have been approved for listing on the NYSE, subject to official notice of issuance; and (viii) the absence of a material adverse effect with respect to Mr. Cooper or Rocket on or after the date of the Merger Agreement that is continuing. In addition, Mr. Cooper’s obligations to consummate the Mergers are subject to the receipt by Mr. Cooper of an opinion of counsel to the effect that the Mergers, taken together, will qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended; and the completion of the collapse of Rocket’s “Up-C” structure.

The Board of Directors of Rocket has unanimously approved the Merger Agreement and resolved to recommend the approval of the issuance of Rocket Stock in connection with the Merger (the “Stock Issuance”) to Rocket’s stockholders. The Merger Agreement and the consummation of the transactions contemplated thereby have been unanimously approved by Mr. Cooper’s Board of Directors, and Mr. Cooper’s Board of Directors has resolved to recommend to the stockholders of Mr. Cooper the adoption of the Merger Agreement by the Mr. Cooper Stockholders.

The Merger Agreement provides that, at the Maverick Effective Time, each outstanding restricted stock unit (“RSU”) award (other than those held by non-employee directors) granted by Mr. Cooper, including each performance-based RSU award, will be converted into a time-based RSU award in respect of shares of Rocket Stock on the same vesting terms and conditions as were applicable to such award immediately prior to the Maverick

Effective Time (except that the achievement for any performance conditions applicable to a performance-based RSU award will be determined prior to the Maverick Effective Time by the Compensation Committee of the Board of Directors of Mr. Cooper pursuant to the applicable equity plan and award agreements), with the number of shares of Rocket Stock determined by multiplying (x) the number of shares of Mr. Cooper common stock subject to such RSU award immediately prior to the Maverick Effective Time by (y) the Exchange Ratio. In addition, RSUs held by non-employee directors of Mr. Cooper will become fully vested and settled immediately prior to the Maverick Effective Time.

The Merger Agreement contains customary representations, warranties and covenants made by each of Rocket, Maverick Merger Sub, Forward Merger Sub and Mr. Cooper, including, among others, covenants by each of Rocket and Mr. Cooper regarding the conduct of its business during the pendency of the transactions contemplated by the Merger Agreement and other matters. Mr. Cooper, its subsidiaries and its and their respective directors and officers are required, among other things, not to solicit alternative acquisition proposals and, subject to certain customary exceptions, not to engage in, authorize or knowingly permit discussions or negotiations regarding an alternative acquisition proposals.

Either Rocket or Mr. Cooper may terminate the Merger Agreement under certain specified circumstances, including (i) by mutual written consent of Rocket or Mr. Cooper; (ii) if the Maverick Merger is not consummated by December 31, 2025 (the “End Date”); except that the End Date will automatically be successively extended to April 30, 2026 and September 30, 2026 if all required applicable regulatory clearances have not been obtained by what would otherwise be the End Date but all other conditions to closing have been satisfied (other than those conditions that by their terms are to be satisfied at the closing, each of which is capable of being satisfied) or (to the extent permitted by law) waived, (iii) if the approval of the Mr. Cooper stockholders is not obtained by reason of the failure to obtain the required vote at a duly held meeting of stockholders or any adjournment thereof; (iv) any law or regulation that makes consummation of the Mergers illegal or otherwise prohibiting or enjoining Rocket or Mr. Cooper from consummating the Mergers is entered and becomes final and nonappealable; (v) if there is a breach by a party of any of its representations, warranties, covenants or agreements contained in the Merger Agreement, which would result in the failure to satisfy one or more of the conditions for closing set forth in the Merger Agreement and has not been cured within a specified cure period. Rocket may terminate the Merger Agreement under certain specified customary circumstances, including if Mr. Cooper’s Board of Directors changes its recommendation with respect to the proposed transaction prior to receipt of the necessary approval of the Mr. Cooper Stockholders. Mr. Cooper may terminate the Merger Agreement under certain specified circumstances, including under certain circumstances in order to enter into an alternative acquisition agreement constituting a Superior Proposal (as defined in the Merger Agreement), in which instance Mr. Cooper will concurrently pay Rocket a termination fee of $306,924,394. The Merger Agreement also provides that Rocket will be required to pay a reverse termination fee of $500 million to Mr. Cooper in certain circumstances relating to the failure to obtain certain required regulatory approvals or clearances.

Pursuant to the Merger Agreement, upon the Maverick Effective Time the Board of Directors of Rocket will consist of a total of 11 directors, of whom 9 will be members of the Board of Directors of Rocket immediately prior to the Maverick Effective Time, and 2 of whom will be designated by the Board of Directors of Mr. Cooper (the “Mr. Cooper Directors”).

In connection with the execution of the Merger Agreement, Rocket and Dan Gilbert entered into a letter agreement providing that Mr. Gilbert will not vote any shares of Rocket common stock beneficially owned by him in favor of the removal without cause of either Mr. Cooper Director during the three year period following closing of the Mergers.

The foregoing description of the Merger Agreement does not purport to be complete and is subject to and qualified in its entirety by the text of the Merger Agreement, which is attached as Exhibit 2.1 hereto and is incorporated by reference herein.

The Merger Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about Rocket, Maverick Merger Sub, Forward Merger Sub or Mr. Cooper. In particular, the assertions embodied in the representations and warranties contained in the Merger Agreement are qualified by information in a confidential disclosure letter provided by Mr. Cooper to Rocket in connection with the signing of the Merger Agreement or in filings of the parties with the United States Securities and Exchange Commission (the “SEC”). This confidential disclosure letter contains information that modifies, qualifies and creates exceptions to the representations and warranties and certain covenants set forth in the Merger Agreement. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of the Merger Agreement and as of specific dates, were solely for the benefit of the parties to the Merger Agreement, are subject to limitations agreed upon by the parties to the Merger Agreement and are subject to standards of materiality applicable to the parties that differ from those applicable to investors. Information concerning the subject matter of representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in Rocket’s or Mr. Cooper’s public disclosures. Moreover, the representations and warranties in the Merger Agreement were used for the purposes of allocating risk between Rocket and Mr. Cooper rather than establishing matters of fact. In addition, investors are not third-party beneficiaries under the Merger Agreement. Accordingly, the representations and warranties in the Merger Agreement should not be relied on as characterization of the actual state of facts about Rocket, Maverick Merger Sub, Forward Merger Sub or Mr. Cooper Group Inc.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 31, 2025, the Company adopted a Change in Control Executive Severance Plan (the “CIC Severance Plan”) covering all executive officers of the Company, including the named executive officers, other than the Chief Executive Officer.

The CIC Severance Plan provides that in the event a named executive officer’s employment is terminated by the Company within 18 months following a change in control without cause or by the executive for good reason (each as defined in the CIC Severance Plan), the officer would be entitled to: (i) a lump sum cash severance equal to two times the sum of such executive’s (x) annual base salary and (y) annual cash bonus based on the greater of target and historical average over the three years preceding the change in control; (ii) a prorated bonus based on the greater of target and historical average over the three years preceding the change in control; (iii) accelerated vesting of all equity awards granted prior to the Maverick Effective Time (except as otherwise expressly set forth in the applicable award agreement), with any performance-based vesting conditions treated as set forth in the applicable award agreement or equity plan; and (iv) a lump sum cash payment equal to two times the annualized cost of the executive’s COBRA coverage and life insurance coverage.

The foregoing payments and benefits are conditioned on the executive’s execution and non-revocation of a release of claims in favor of the Company and agreement to certain restrictive covenants, including an 18-month non-competition covenant.

The foregoing summary of the CIC Severance Plan is a general description only and is qualified in its entirety by reference to the full text of the CIC Severance, a copy of which is filed as Exhibit 10.1 hereto and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

2.1†	Agreement and Plan of Merger, dated as of March 31, 2025, by and among Rocket Companies, Inc., Maverick Merger Sub, Inc., Maverick Merger Sub 2, LLC and Mr. Cooper Group Inc.

10.1	Mr. Cooper Group Inc. Change in Control Executive Severance Plan

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

†

Certain schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplementally a copy of such schedules and exhibits, or any section thereof, to the SEC upon its request..

* * *

FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K contains statements regarding the proposed transaction between Rocket and Mr. Cooper; future financial and operating results; benefits and synergies of the transaction; future opportunities for the combined company; the conversion of equity interests contemplated by the Merger Agreement; the issuance of common stock of Rocket contemplated by the Merger Agreement; the expected filing by Rocket with the SEC of a registration statement on Form S-4 (the “Registration Statement”) and a prospectus and information statement of Rocket and a proxy of Mr. Cooper to be included therein (the “Joint Proxy and Information Statement/Prospectus”); the expected timing of the closing of the proposed transaction; the ability of the parties to complete the proposed transaction considering the various closing conditions and any other statements about future expectations that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements in this Current Report on Form 8-K, other than statements of historical fact, are forward-looking statements that may be identified by the use of words “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” and, in each case, their negative or other various or comparable terminology. Such forward looking statements are based upon current beliefs, expectations and discussions related to the proposed transaction and are subject to significant risks and uncertainties that could cause actual results to differ materially from the results expressed in such statements.

Risks and uncertainties include, among other things, (i) the risk that the proposed transaction may not be completed in a timely basis or at all, which may adversely affect Rocket’s and Mr. Cooper’s businesses and the price of their respective securities; (ii) the potential failure to receive, on a timely basis or otherwise, the required approvals of the proposed transaction, including stockholder approval by Mr. Cooper’s stockholders, and the potential failure to satisfy the other conditions to the consummation of the proposed transaction; (iii) the effect of the announcement, pendency or completion of the proposed transaction on each of Rocket’s or Mr. Cooper’s ability to attract, motivate, retain and hire key personnel and maintain relationships with others whom Rocket or Mr. Cooper does business, or on Rocket’s or Mr. Cooper’s operating results and business generally; (iv) that the proposed transaction may divert management’s attention from each of Rocket’s and Mr. Cooper’s ongoing business operations; (v) the risk of any legal proceedings related to the proposed transaction or otherwise, including the risk of stockholder litigation in connection with the proposed transaction, or the impact of the proposed transaction thereupon, including resulting expense or delay; (vi) that Rocket or Mr. Cooper may be adversely affected by other economic, business and/or competitive factors; (vii) the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement, including in circumstances which would require payment of a termination fee; (viii) the risk that restrictions during the pendency of the proposed transaction may impact Rocket’s or Mr. Cooper’s ability to pursue certain business opportunities or strategic transactions; (ix) the anticipated tax treatment of the transaction may not be obtained, risks associated with third party contracts containing consent and/or other provisions that may be triggered by the proposed transaction; (x) the risk that the anticipated benefits and synergies of the proposed transaction may not be fully realized or may take longer to realize than expected; (xi) the impact of legislative, regulatory, economic, competitive and technological changes; (xii) risks relating to the value of Rocket securities to be issued in the proposed transaction; (xiii) the risk that integration of the Rocket and Mr. Cooper businesses post closing may not occur as anticipated or the combined company may not be able to achieve the anticipated synergies expected from the transaction, and the costs associated with such integration; and (xiv) the effect of the announcement, pendency or completion of the proposed transaction on the market price of the common stock of each of Rocket and Mr. Cooper.

These risks, as well as other risks related to the proposed transaction, will be more fully described in the Registration Statement that will be filed with the SEC in connection with the proposed transaction. While the list of factors presented here and the list of factors to be presented in the Registration Statement are considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Additional factors that may affect future results are contained in each company’s filings with the SEC, including each company’s most recent Annual Report on Form 10-K, as it may be updated from time to time by quarterly reports on Form 10-Q and current reports on Form 8-K, all of which are available at the SEC’s website http://www.sec.gov. The information set forth herein speaks only as of the date hereof, and any intention or obligation to update any forward looking statements as a result of developments occurring after the date hereof is hereby disclaimed by each company.

IMPORTANT INFORMATION FOR INVESTORS AND STOCKHOLDERS

In connection with the proposed transaction, Rocket will file with the SEC the Registration Statement on Form S-4, containing the Joint Proxy and Information Statement/Prospectus. After the Registration Statement has been declared effective by the SEC, the Joint Proxy and Information Statement/Prospectus will be delivered to stockholders of Rocket and Mr. Cooper. Rocket and Mr. Cooper may also file other documents with the SEC regarding the proposed transaction. This document is not a substitute for the Joint Proxy and Information Statement/Prospectus or Registration Statement or any other document which Rocket or Mr. Cooper may file with the SEC. INVESTORS AND SECURITYHOLDERS OF ROCKET AND MR. COOPER ARE URGED TO READ THE REGISTRATION STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE JOINT PROXY AND INFORMATION STATEMENT/PROSPECTUS THAT WILL BE PART OF THE REGISTRATION STATEMENT, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY, WHEN THEY ARE AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT ROCKET, MR. COOPER, THE PROPOSED TRANSACTION AND RELATED MATTERS. Investors and securityholders of Rocket and Mr. Cooper will be able to obtain copies of the Registration Statement and the Joint Proxy and Information Statement/Prospectus, when they become available, as well as other filings with the SEC that will be incorporated by reference into such documents, containing information about Rocket and Mr. Cooper, without charge, at the SEC’s website (http://www.sec.gov). Copies of the documents filed with the SEC by Rocket will be available free of charge under the SEC Filings heading of the Investor Relations section of Rocket’s website at ir.rocketcompanies.com. Copies of the documents filed with the SEC by Mr. Cooper will be available free of charge under the Financials & Filings heading of the Investor Relations section of Mr. Cooper’s website investors.mrcoopergroup.com.

PARTICIPANTS IN THE SOLICITATION

Rocket and Mr. Cooper and their respective directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from Mr. Cooper’s stockholders in respect of the transaction under the rules of the SEC. Information regarding Rocket’s directors and executive officers is available in Rocket’s Annual Report on Form 10-K for the year ended December 31, 2024, and Rocket’s proxy statement, dated April 26, 2024, for its 2024 annual meeting of stockholders (the “Rocket 2024 Proxy”), which can be obtained free of charge through the website maintained by the SEC at http://www.sec.gov. Please refer to the sections captioned “Compensation Discussion and Analysis”; “Named Executive Officer Compensation Tables”; “Security Ownership of Certain Beneficial Owners and Management” and “Proposal No. 3 – Advisory Vote on Named Executive Officer Compensation” in the Rocket 2024 Proxy. Any changes in the holdings of Rocket’s securities by Rocket’s directors or executive officers from the amounts described in the Rocket 2024 Proxy have been reflected in Statements of Change in Ownership on Form 4 filed with the SEC subsequent to the filing date of the Rocket 2024 Proxy and are available at the SEC’s website at www.sec.gov. Information regarding Mr. Cooper’s directors and executive officers is available in Mr. Cooper’s Annual Report on Form 10-K for the year ended December 31, 2024, and Mr. Cooper’s proxy statement, dated April 11, 2024, for its 2024 annual meeting of stockholders (the “Mr. Cooper 2024 Proxy”), which can be obtained free of charge through the website maintained by the SEC at http://www.sec.gov. Please refer to the sections captioned “Compensation Discussion and Analysis”; “Historical Executive Compensation Information”; “Proposal 2: Advisory Vote on Say on Pay” and “Beneficial Ownership” in the Mr. Cooper 2024 Proxy. Any changes in the holdings of Mr. Cooper’s securities by Mr. Cooper’s directors or executive officers from the amounts described in the Mr. Cooper 2024 Proxy have been reflected in Statements of Change in Ownership on Form 4 filed with the SEC subsequent to the filing date of the Mr. Cooper 2024 Proxy and are available at the SEC’s website at www.sec.gov. Additional information regarding the interests of such participants will be included in the Registration Statement containing the Joint Proxy and Information Statement/Prospectus and other relevant materials to be filed with the SEC when they become available.

NO OFFER OR SOLICITATION

This Current Report on Form 8-K is for informational purposes only and is not intended to, and shall not, constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 1, 2025	Mr. Cooper Group Inc.

	By:	/s/ Kurt Johnson
	Name:	Kurt Johnson
	Title:	Executive Vice President & Chief Financial Officer